Exhibit 99.1

SHUTTERFLY TO ACQUIRE TINY PRINTS, INC.

Cash and Stock Transaction Initially Valued at $333 Million
Accelerates Growth in Core Cards & Stationery Category
Opportunity for Significant Synergies through Vertical Integration

REDWOOD CITY, Calif. March 21, 2011 -- Shutterfly, Inc. (NASDAQ:SFLY ), a leading Internet-based social expression and personal publishing service, announced today that it has entered into an agreement to acquire Tiny Prints, Inc., a privately-held company based in Sunnyvale, CA.  Tiny Prints operates tinyprints.com and weddingpaperdivas.com, two fast growing ecommerce brands offering stylish cards, invitations, personalized stationery and photo books.  Upon the closing of this transaction, the three co-founders, together with the entire Tiny Prints team will join Shutterfly.

 “Shutterfly and Tiny Prints share a common passion: providing customers with innovative, high quality premium products, stylish designs and exceptional customer service,” said Jeffrey Housenbold, President and CEO of Shutterfly.  “Together, we will build on our portfolio of iconic brands and combine our passionate, entrepreneurial employees to truly transform the cards and stationery market.  We believe the integration of our businesses will create near-term and long-term opportunities for enhanced merchandising, accelerated product innovation and significant scale efficiencies in manufacturing, customer service and marketing.  We are excited to welcome the entire Tiny Prints team to Shutterfly.”

“Like Shutterfly, Tiny Prints has experienced rapid growth in recent years”, said Ed Han, Tiny Prints co-founder and CEO.  “By merging with Shutterfly, we will benefit from the many synergies and efficiencies between our organizations, enabling Tiny Prints to continue delighting our customers with a broader array of stylish and innovative products and services while growing our brands and maintaining our talented team.”

Under the terms of the definitive agreement, Shutterfly will acquire all of the outstanding stock of Tiny Prints, Inc. in exchange for approximately $141 million in cash and approximately 3.9 million shares of Shutterfly common stock.  In addition, Shutterfly will reserve approximately 1.4 million shares of common stock as consideration for the vested and unvested Tiny Prints employee equity awards assumed by Shutterfly.

The structure of the transaction includes a fixed exchange ratio for the equity component of the consideration and provides for certain adjustments, including for working capital and net cash and debt balances at closing.  As a result of these closing date adjustments, the actual consideration amounts may differ from the amounts reported today.

Subject to the satisfaction of various closing conditions, Shutterfly currently anticipates that the transaction will close in approximately 30 to 60 days.  Tiny Prints stockholders will own approximately 12% of the pro forma combined company.  Tiny Prints outside investors will be subject to a six-month lock-up on the sale of Shutterfly shares received in the transaction and the Tiny Prints founders will be subject to a staggered 18-month lock-up.  In addition approximately 9% of the acquisition consideration will be held in escrow for 12 months.

Shutterfly Updated Financial Guidance for Q1-2011

For the quarter ending March 31, 2011, Shutterfly management confirmed that net revenues are now expected to range between $53-$55 million and that its Adjusted EBITDA, including approximately $1.1 million in transaction-related costs, is expected to range between a loss of $1 million and a loss of $2 million, as compared to management's previous quarterly guidance of $52 to $53 million in net revenues and a loss of $1 million to $2 million in Adjusted EBITDA.

President and CEO, Jeffrey Housenbold and CFO, Mark Rubash will hold a conference call to discuss the transaction, certain Tiny Prints financial information and Shutterfly updated financial guidance on Monday, March 21 at 2:30 PM PT.  To access the conference call, please dial (970) 315-0490.  A replay of the conference call will be available through Monday, March 28, 2011.  To hear the replay, please dial (706) 645-9291, replay passcode 53819991.

Evercore Partners served as Shutterfly’s exclusive financial advisor on the transaction and Morrison & Foerster LLP served as its legal counsel.  Fenwick & West LLP served as Tiny Prints legal counsel.

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About Shutterfly

Founded in 1999, Shutterfly, Inc. is an Internet-based social expression and personal publishing service. Shutterfly provides high quality products and world class services that make it easy, convenient and fun for consumers to preserve their digital photos in a creative and thoughtful manner. Shutterfly's flagship product is its award-winning photo book line, which helps consumers celebrate memories and tell their stories in professionally bound coffee table books. Shutterfly was recently named one of the top 25 Best Midsized Companies to Work For by the Great Place to Work Institute. More information about Shutterfly (NASDAQ:SFLY) is available at www.shutterfly.com. Shutterfly and Shutterfly.com are trademarks of Shutterfly, Inc.

About Tiny Prints

Tiny Prints, Inc. is comprised of www.tinyprints.com and www.weddingpaperdivas.com, two thriving ecommerce brands offering stylish cards, invitations, personalized stationery and photo books to customers from around the world. The company's emphasis on fresh design, high quality products and a perfectly delightful customer experience have led to continued success in a variety of markets, from photo cards to party invitations, greeting cards, announcements and beyond. Beloved by celebrities, top designers and stylish shoppers alike, Tiny Prints is quickly becoming a household name that is proud to remind us all that sometimes the tiny things in life are really the big things in disguise.

Non-GAAP Financial Information

For a reconciliation of forward-looking guidance for non-GAAP financial measures to GAAP measures, and a discussion of our use of certain non-GAAP financial measures, please refer to our earnings release and Current Report on Form 8-K furnished to the SEC on February 2, 2011.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to the proposed transaction between Shutterfly and Tiny Prints, including the actual amount of cash to be paid and shares of common stock to be issued by Shutterfly in the transaction, the dilutive impact of the transaction on Shutterfly, the consummation (and the anticipated timing of the consummation) of the transaction, benefits of the proposed transaction to Shutterfly, the potential benefits from integration of the businesses and the ability to transform the market, and all statements regarding Shutterfly's financial expectations for the first quarter 2011 set forth under the caption "Shutterfly Updated Financial Guidance for Q1-2011." These forward-looking statements are based on information available to Shutterfly as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond Shutterfly’s control. In particular, such risks and uncertainties include difficulties encountered in integrating acquired businesses; the risk that the transaction does not close when anticipated, or at all, including the risk that the requisite regulatory approvals may not be obtained or other conditions to closing the transaction may not be obtained; the adverse impact of competitive product announcements; revenues and operating performance; changes in overall economic conditions and markets, including the current credit markets; the cyclical nature of the industry in which Shutterfly and Tiny Prints operate; changes in demand for Shutterfly’s or Tiny Prints’ products and services; pricing and gross margin pressures; loss of key customers; order cancellations; control of costs and expenses; significant litigation; risks associated with acquisitions and dispositions; the threat or occurrence of conflict and terrorist activities both in the United States and internationally; and risks and costs associated with increased and new regulation of corporate governance and disclosure standards.  Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in Shutterfly’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (the “SEC”) on February 7, 2011, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other of Shutterfly’s SEC filings. These forward-looking statements should not be relied upon as representing Shutterfly’s views as of any subsequent date and Shutterfly does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

Contacts:
Gretchen Sloan, 650-610-5276
gsloan@shutterfly.com